Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyondell Chemical Company of our report dated March 8, 2004, relating to the consolidated financial statements of Equistar Chemicals, LP, which is incorporated by reference in the Current Report on Form 8-K/A of Lyondell Chemical Company filed February 14, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

December 23, 2005